Exhibit 31(b)

CERTIFICATIONS

I, William B. Plummer, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K/A of United Rentals, Inc. and United Rentals (North America), Inc. for the year ended December 31, 2011;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 16, 2012

/s/ WILLIAM B. PLUMMER
William B. Plummer
Chief Financial Officer